Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rubber Leaf Inc

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated November 15, 2021, relating to the consolidated financial statements of Rubber Leaf Inc, which is included in the Registration Statement on the Form S-1/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

City of Industry, California

March 3, 2022